Exhibit 2.1

AMENDMENT No. 1

TO THE

BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Business Combination Agreement dated as of April 13, 2026 (as amended, supplemented, modified and/or restated from time to time, the “Business Combination Agreement”) is entered into as of September 29, 2026, by and among (i) Sizzle Acquisition Corp. II, a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) Trasteel Holding S.A., a Luxembourg company (the “Company”), (iii) Trasteel S.A., a Luxembourg company that became party to the Business Combination Agreement upon its execution and delivery of a Joinder (“Pubco”), and (iv) Trasteel Merger Sub Limited, a Cayman Islands exempted company that became party to the Business Combination Agreement upon its execution and delivery of a Joinder (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

RECITALS:

WHEREAS, Section 12.10 of the Business Combination Agreement sets forth that the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by SPAC, Pubco, and the Company; and

WHEREAS, the Parties desire to amend and waive certain provisions of the Business Combination Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to the Business Combination Agreement.

(a) Section 8.4(a) of the Business Combination Agreement is hereby amended by replacing the date “July 31, 2026” with “September 30, 2026”.

(b) Section 8.14(a) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“The Parties shall take all necessary action, including causing the directors of Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of five (5) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) one (1) person designated by the SPAC prior to the Closing, who shall qualify as an independent director under the rules of the Applicable Exchange and (ii) four (4) persons designated by the Company prior to the Closing, at least two (2) of whom shall each qualify as an independent director under the rules of the Applicable Exchange. At or prior to the Closing, Pubco will provide each director on the Post-Closing Pubco Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.”

(c) SPAC hereby waives, solely with respect to Pubco and Merger Sub, compliance with the five (5) Business Day timing requirement set forth in Section 8.22 of the Business Combination Agreement; provided, that all actions required by clauses (i) through (iii) of Section 8.22 are completed prior to the initial confidential submission of the draft Registration Statement to the SEC or, if no confidential submission is made, the initial filing of the Registration Statement with the SEC. Except as expressly waived by this Section 1(c), Section 8.22 shall remain unchanged and in full force and effect.

2. Miscellaneous. Except as expressly amended or waived by this Amendment, the Business Combination Agreement remains unchanged and in full force and effect. Any reference to the Business Combination Agreement shall mean the Business Combination Agreement as amended by this Amendment. Sections 12.1 through 12.15 of the Business Combination Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment as if fully set forth herein.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each party has caused this Amendment to be signed and delivered by its duly authorized signatory as of the date first written above.

SPAC:

SIZZLE ACQUISITION CORP. II

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	President

[Signature Page – Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each party has caused this Amendment to be signed and delivered by its duly authorized signatories as of the date first written above.

The Company:

TRASTEEL HOLDING S.A.

By:	/s/ Gianfranco Imperato
Name:	Gianfranco Imperato
Title:	Authorized Signatory

Pubco:

TRASTEEL S.A.

By:	/s/ Gianfranco Imperato
Name:	Gianfranco Imperato
Title:	Authorized Signatory

[Signature Page – Amendment to Business Combination Agreement]

Merger Sub

TRASTEEL MERGER SUB LIMITED

By:	/s/ Gianfranco Imperato
Name:	Gianfranco Imperato
Title:	Authorized Signatory

[Signature Page – Amendment to Business Combination Agreement]

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